Exhibit 99.1

ALPHA PRO TECH SEES CONTINUED DEMAND

FOR PERSONAL PROTECTIVE EQUIPMENT PRODUCTS

IN RESPONSE TO CORONAVIRUS (COVID-19) PANDEMIC

FOR IMMEDIATE RELEASE
Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden IR
Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

Nogales, Arizona, March 12, 2020 - Alpha Pro Tech, Ltd. (NYSE American: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, today announced an update to the status of orders booked for APT’s personal protective equipment products in connection with the coronavirus (Covid-19) pandemic.

As of March 11, 2020, APT has booked approximately $22.6 million in orders for the company’s proprietary N-95 Particulate Respirator face mask since January 27, 2020, an increase of $8.5 million, or 60%, from the $14.1 million reported as of February 27, 2020, and demand for the product remains strong. As a result of a ramp up in production, the company maintains expectations to fulfill approximately $4.0 million of the currently booked orders in the first quarter of 2020, with the remaining $18.6 million in backlog of orders to be fulfilled by early in the third quarter of 2020. The company still expects the ramp up plan on N-95 face mask production to be completed by early May, which will enable the company to continue to fulfill current and expected future orders.

In addition, orders of the company’s line of face shield products have also increased significantly since January 27, 2020, currently totaling over $1.6 million, with approximately $1.0 million of the orders being booked since the company’s February 27, 2020 press release, and demand remains strong. The $1.6 million in currently booked orders represents the approximate average annual sales for this product line over the last three years.

The Alpha Pro Tech N-95 Particulate Respirator face mask’s unique flat-fold design features a Positive Facial Lock® (PFL®) and meets the Centers for Disease Control and Prevention’s (CDC) and National Institute for Occupational Safety and Health’s (NIOSH) recommended protection levels for many airborne contaminants. The N-95 face mask filters at least 95% of airborne particles. The integrated Magic Arch® technology creates a comfortable breathing chamber within the N-95 face mask by holding it away from the wearer’s nose and mouth.

For more information on Alpha Pro Tech and the company’s NIOSH-approved N-95 Particulate Respirator face mask and other personal protective equipment products, visit Alpha Pro Tech’s website at www.alphaprotech.com.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. is the parent company of Alpha Pro Tech, Inc. and Alpha ProTech Engineered Products, Inc. Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap and roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s website at http://www.alphaprotech.com.

Certain statements made in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potentially,” “may,” “continue,” “should,” “will” and words of similar meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to product demand, inventory levels, production plans and capacity, estimated and projected earnings, margins, costs, expenditures, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We cannot give assurances that any such statements will prove to be correct. Factors that could cause actual results to differ materially from those estimated by us include the risks, uncertainties and assumptions described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release. Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.